Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Dated: March 5, 2015	Care Capital III LLC

	By:	/s/ David R. Ramsay
	Name:	David R. Ramsay
	Title:	Partner

Dated: March 5, 2015	Care Capital Investments III L.P.

By: Care Capital III LLC, its General Partner

	By:	/s/ David R. Ramsay
	Name:	David R. Ramsay
	Title:	Partner

Dated: March 5, 2015	Care Capital Offshore Investments III LP

By: Care Capital III LLC, its General Partner

	By:	/s/ David R. Ramsay
	Name:	David R. Ramsay
	Title:	Partner

Dated: March 5, 2015	Care Capital II LLC

	By:	/s/ David R. Ramsay
	Name:	David R. Ramsay
	Title:	Partner

Dated: March 5, 2015	Care Capital Investments II L.P.

By: Care Capital II LLC, its General Partner

	By:	/s/ David R. Ramsay
	Name:	David R. Ramsay
	Title:	Partner

Dated: March 5, 2015	Care Capital Offshore Investments II LP

By: Care Capital II LLC, its General Partner

	By:	/s/ David R. Ramsay
	Name:	David R. Ramsay
	Title:	Partner